Exhibit 10.26

PROMISSORY NOTE A-[    ]

$[ ]	San Diego, California
June [ ], 2005

FOR VALUE RECEIVED, [                    ], a [                    ], having an address at [                    ] (“Borrower”), as maker, hereby unconditionally promises to pay to the order of COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010 (together with its successors and assigns, “Lender”) or at such other place as the holder hereof may from time to time designate in writing, the aggregate principal sum of [            ] DOLLARS ($[            ]), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

ARTICLE 1: PAYMENT TERMS

(a) A payment on the date hereof on account of all interest that will accrue on the principal amount of the Loan from and after the date hereof through and including the [        ] ([    ]) day of June, 2005;

(b) A payment (the “Monthly Payment”) equal to the amount of interest which has accrued during the preceding Interest Accrual Period (defined below) computed at the Applicable Interest Rate (defined below) on the [        ] ([    ]) day of August, 2005 and on the [        ] ([    ]) day of each calendar month thereafter (each such date to be hereinafter referred to as a “Monthly Payment Date”) up to and including the [        ] ([    ]) day of June, 2015, with each Monthly Payment to be applied to the payment of interest which has accrued during the preceding Interest Accrual Period;

(c) The balance of the principal sum and all interest thereon shall be due and payable on July [    ], 2015 (the “Maturity Date”).

(d) Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year.

(e) As used herein, the term “Interest Accrual Period” shall mean (i) for the first such period, the period beginning on the date hereof and ending on (but including) the [        ] ([    ]) day of July, 2005, and (ii) with respect subsequent period beginning with the period immediately following the period described in subsection (i) above, the period beginning on the [        ] ([    ]) day of each calendar month during the term hereof and ending on (but including) the [        ] ([    ]) day of the following calendar month.

(f)

ARTICLE 2: INTEREST

The term “Applicable Interest Rate” for the purposes hereof and each other Loan Document shall mean an interest rate equal to 4.9256% per annum.

ARTICLE 3: DEFAULT AND ACCELERATION

(a) The whole of the principal sum of this Note and the Other Note (defined below), (b) interest, default interest, late charges and other sums, as provided in this Note, the Other Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Other Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the provisions of the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all reasonable sums advanced and costs and expenses incurred by Lender pursuant to the provisions of this Note, the Other Note, the Security Instrument or the Other Security Documents in connection with the Debt (defined below) or any part thereof, any renewal, extension or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender if (i) any payment required in this Note or the Other Note is not paid on or before the date the same is due, or (ii) Borrower commits any other default, and fails to cure same prior to the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an “Event of Default”).

ARTICLE 4: DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) four percent (4%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or waived or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. Notwithstanding the foregoing, in the event Borrower becomes liable for interest at the Default Rate under this Article 4 due to the occurrence of an Event of Default which cannot reasonably be cured by Borrower and which, in Lender’s good faith, reasonable determination, (i) was not committed intentionally and knowingly by Borrower to circumvent the requirements of this Note, the Security Instrument, and/or the other Loan Documents, and (ii) does not have a Material Adverse Effect (as defined in the Security Instrument), Borrower shall only be liable for interest at such Default Rate for a period not to exceed six (6) months unless Lender is in the process of actively pursuing a foreclosure action (or non-judicial foreclosure) as a result of such Event of Default.

ARTICLE 5: PREPAYMENT; DEFEASANCE

Except as otherwise expressly permitted by this Article 5, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note or the Other Note can be made by Borrower or any other Person without the express written consent of Lender.

(a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period (defined below). Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with subsection (c) below. The term “Lockout Period” shall mean the period commencing on the date hereof and ending on the Monthly Payment Date first occurring after the date which is six (6) months prior to the Maturity Date.

(b) Defeasance.

(i) Notwithstanding any provisions of this Article 5 to the contrary, including, without limitation, subsection (a) of this Article 5, at any time other than during a REMIC Prohibition Period (defined below), Borrower may cause the release of the Property from the lien of the Security Instrument and the other Loan Documents (and, subject to Borrower’s satisfaction of clause (iii) under this subsection (b), a release of Borrower and Indemnitor (as defined in that certain Indemnity Agreement dated as of the date hereof among Borrower, American Assets, Inc. and Lender (the “Indemnity Agreement”)) from any further liability or obligation under this Note, the Security Instrument or the Other Security Documents other than a liability or obligation in connection with a provision of this Note, the Security Instrument or Other Security Document which expressly states that it is to survive termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument upon the satisfaction of the following conditions:

(A) no Event of Default shall exist under any of the Loan Documents;

(B) not less than sixty (60) (or such shorter period as may be agreed to by Lender in its reasonable discretion) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the “Release Date”), such date being on a Monthly Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Monthly Payment Date; provided that in each case, Borrower shall pay all of Lender’s costs and expenses incurred as a result of such cancellation or extension;

(C) all accrued and unpaid interest and all other sums due under this Note, the Other Note, the Security Instrument and under the Other Security Documents up to the Release Date, including, without limitation, all reasonable fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in subsection (b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency (as defined in the Security Instrument) fees or other reasonable costs related to such release), shall be paid in full on or prior to the Release Date;

(D) Borrower shall deliver to Lender on or prior to the Release Date:

(1) a pledge and security agreement, in form and substance satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Monthly Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Monthly Payment Date, shall be refunded to Borrower (which may be the original Borrower hereunder provided Successor Borrower affirmatively assigns such receivable rights in writing to such original Borrower) promptly after each such Monthly Payment Date;

(2) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (to the extent the applicable Rating Agencies rating the Securities have confirmed in writing that the same will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities) that provide for payments prior and as close as possible to (but in no event later than) all successive Monthly Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment required to be paid under this Note and the Other Note (including all amounts due on the Maturity Date) for the balance of the term hereof (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its sole discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(3) a certificate of Borrower certifying that all of the requirements set forth in this subsection (b)(i) have been satisfied;

(4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender should not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code that holds this Note and the Other Note (a “REMIC Trust”) to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940;

(5) a certificate in form and scope acceptable to Lender in its sole discretion from an Acceptable Accountant (defined below) certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note and the Other Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date). The term “Acceptable Accountant” shall mean a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender; and

(6) such other certificates, documents and instruments as Lender may reasonably require; and

(E) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from each Rating Agency rating any Securities (as defined in the Security Instrument) that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

(ii) Upon compliance with the requirements of subsection (b)(i), the Property shall be released from the lien of the Security Instrument and the Other Security Documents, and the Defeasance Collateral shall constitute the sole collateral which shall secure this Note and the Other Note and all other obligations under the Loan Documents. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument and the Other Security Documents from the Property and will, subject to Borrower’s satisfaction of clause (iii) under this subsection (b), cause a release of Borrower and Indemnitor from any further liability or obligation under this Note, the Security Instrument or the Other Security Documents other than a liability or obligation in connection with a provision of this Note, the Security Instrument or Other Security Document which expressly states that it is to survive termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

(iii) Upon the release of the Property in accordance with this subsection (b), Borrower shall assign all its obligations and rights under this Note and the Other Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its reasonable discretion (“Successor Borrower”). Successor Borrower shall execute an assignment and assumption agreement (the “Defeasance Assumption Agreement”) in form and substance satisfactory to Lender in its sole and absolute discretion pursuant to which it shall assume Borrower’s obligations under this Note, the Other Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent Lender stating, among other things, that such Defeasance Assumption Agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that this Note, the Other Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower and Indemnitor shall be relieved of their obligations under this Note, under the Other Note, under the other Loan Documents and under the Defeasance Security Agreement, except for any liability or obligation in connection with a provision of this Note, the Other Note, the Security Instrument or any Other Security Document which expressly states that it is to survive termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

(iv) For purposes of this Article 5, “REMIC Prohibition Period” means the period commencing on the date hereof and ending on the earlier to occur of (i) the first

Monthly Payment Date occurring after the second anniversary of the “startup day” within the meaning of Section 860G(a)(9) of the Code of any REMIC Trust that holds this Note and the Other Note and (ii) the first Monthly Payment date occurring after the fourth anniversary of the date hereof. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in subsection (b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

(c) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under this Note, whether in whole or in part, in connection with or following Lender’s acceleration of this Note and the Other Note or otherwise, and whether the Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Monthly Payment Date, a sum equal to the amount of interest which would have accrued under this Note and the Other Note on the amount of such prepayment if such prepayment had occurred on the next Monthly Payment Date), pay to Lender a prepayment premium in an amount equal to the Yield Maintenance Premium (hereafter defined). As used above, the term “Yield Maintenance Premium” shall mean an amount equal to the greater of (i) 1% of the principal amount of the Loan being prepaid and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the debt service payments (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable relative to the principal amount of the Loan being prepaid after the date of such tender under the Loan had the Notes not been prepaid, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate (as hereinafter defined), over (B) the principal amount of the Loan being prepaid. The term “Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the “Prepayment Rate” shall be the yield on the United States Treasury Security most recently issued as of such date. The term “Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

(d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of insurance proceeds or condemnation proceeds pursuant to the terms of the Loan Documents, (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan, or (iii) the exercise by Lender of any other right under the Loan Documents to apply an amount received by Lender to the principal balance of this Note or the Other Note, other than any exercise in connection with an Event of Default, which shall be controlled by the preceding paragraph (c).

(e) Intentionally Omitted.

(f) Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

(g) Prepayment and Defeasance of this Note and the Other Note. Notwithstanding anything to the contrary contained herein, any defeasance or prepayment permitted hereunder and consummated in accordance with the terms and conditions contained herein must occur simultaneously with a defeasance or prepayment permitted by (and consummated in accordance with the applicable terms and conditions of) the Other Note. Lender shall have no obligation to accept any payment or defeasance of this Note in accordance with the terms and provisions of this Note unless the Other Note is simultaneously prepaid or defeased, as applicable, in accordance with the terms and conditions of the Other Note.

ARTICLE 6: SECURITY

This Note is secured by the Security Instrument and the Other Security Documents. The term “Security Instrument” as used in this Note and the Other Note shall mean the Deed of Trust and Security Agreement dated as of the date hereof given by Borrower (among others) to Lender covering the fee simple estate of Borrower in certain premises located in Monterey, California, and other property, as more particularly described therein (collectively, the “Property”) and intended to be duly recorded in the county in which the Property is located. The term “Other Security Documents” as used in this Note shall mean all and any of the documents other than this Note, the Other Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators. The term “Other Note” as used herein shall refer, individually or collectively (as the context requires), to each Individual Note (as defined in the Security Instrument) other than this Note. Lender by acceptance of this Note hereby agrees to pursue its remedies under each Note executed by Borrower jointly and in a manner which is not more detrimental to Borrower than if Borrower executed only one Note.

All of the terms, covenants and conditions contained in the Other Note, the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

ARTICLE 7: SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE 8: LATE CHARGE

If any monthly installment of principal and interest payable under this Note is not paid on the date on which it was due, Borrower shall pay to Lender upon demand an amount equal to the lesser of two and one half percent (2.5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

ARTICLE 9: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 10: JOINT AND SEVERAL LIABILITY

If there is more than one Borrower, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 11: WAIVERS

Except as otherwise provided herein, in the Other Note, in the Security Instrument, or in the Other Security Documents, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof or the Other Note or any installment thereof, and no alteration, amendment or waiver of any provision of this Note, the Other Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Other Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Other Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability except as otherwise provided in the Security Instrument or Other Security Documents. Nothing in this Article 11 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Security Instrument or any Other Security Document.

ARTICLE 12: INTENTIONALLY OMITTED

ARTICLE 13: WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE AND THE OTHER NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE AND THE OTHER NOTE, THIS NOTE, THE OTHER NOTE THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 14: EXCULPATION

(a) Notwithstanding any contrary provisions contained herein or in the Other Note, the Security Instrument or the Other Security Documents (other than a provision herein or therein which expressly states that it is intended to override any exculpatory provisions of this Note or the Other Note), Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note, the Other Note, the Security Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner or member of Borrower, except that Lender may bring a foreclosure action (where no deficiency judgment is sought against Borrower or any partner or member of Borrower), an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Other Note, the Security Instrument, the Other Security Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and the Other Security Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall not be enforceable against Borrower (or any partner or member of Borrower) except to the extent of Borrower’s interest in the Property and in any other collateral given to Lender as security, and Lender, by accepting this Note, the Security Instrument and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower (or any partner or member of Borrower) in any such action or proceeding, under or by reason of or in connection with this Note, the Other Note, the Security Instrument or the Other Security Documents. The provisions of this paragraph shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Note, the Security Instrument or the Other Security Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument, where Lender is required to do so in order to properly pursue such action (and subject to the above-described prohibition on suing for, seeking or demanding any deficiency judgment); (3) affect the validity or enforceability of any guaranty or indemnity made in connection with this Note, the Other Note, the Security Instrument or the Other Security Documents; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of any assignment; or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any losses suffered by Lender arising out of the following:

(i) fraud or intentional misrepresentation by Borrower in connection with this Note, the Other Note, the Security Instrument or the Other Security Documents;

(ii) any material inaccuracy, error or omission contained in the rent roll of the Property certified to by Borrower in that certain Borrower’s Certification executed in connection with the Loan

(iii) the failure of Borrower or Sponsor to remedy (after thirty (30) days notice thereof from Lender referencing this provision) any failure to provide financial information when and as required by the Security Instrument;

(iv) Willful Misconduct (as defined below) of Borrower in connection with Borrower’s operation of the Property. As used herein, the term “Willful Misconduct” shall mean, and refer to, any affirmative act by Borrower (1) during the existence of any event which, with the passage or time, the giving of notice, or both would constitute an Event of Default, or (2) that is the cause of such Event of Default which, in either case, is undertaken by Borrower with the express intention of causing waste or physical damage to the Property and that actually results in physical damage or waste to the Property;

(v) the breach of provisions in this Note, the Other Note, the Security Instrument or the Other Security Documents concerning Environmental Laws and Hazardous Substances and any indemnification of Lender with respect thereto in any document;

(vi) the removal or disposal of any portion of the Property by Borrower after the occurrence and during the continuance of an Event of Default under this Note, the Other Note, the Security Instrument or the Other Security Documents;

(vii) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C) any Rents (other than as permitted by the Cash Management Agreement) after the occurrence and during the continuance of an Event of Default under this Note, the Other Note, the Security Instrument or the Other Security Documents;

(viii) any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to such foreclosure or action in lieu thereof;

(ix) the violation by Borrower of the representations or covenants contained in Section 4.3 of the Security Instrument;

(x) any matters set forth in Section 13.4 of the Security Instrument; or

(xi) Borrower’s failure to make any required deposit to the Escrow Fund as required pursuant to the Security Instrument.

(b) Notwithstanding anything to the contrary in this Note, the Other Note, the Security Instrument or the Other Security Documents, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event that: (A) the first full Monthly Payment is not paid when due; (B) a Prohibited Transfer (as defined in the Security Instrument) occurs in violation of Article 8 of the Security Instrument; (C) an Event of Default occurs and is continuing and the Remediation Completion has not yet occurred (provided, that, (I) Borrower shall only be liable under this subsection (C) to the extent that, as of the date of the applicable Event of Default, either (1) the Environmental Insurance is no longer in place or (2) less than two (2) years remain of the term of the Environmental Insurance and (II) Borrower’s liability under this subsection (C) shall not exceed $10,000,000); and/or (D) if (I) an involuntary petition (other than the collusive involuntary petitions described in the following clause (II)) is filed against Borrower under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law (collectively, the “Insolvency Laws”) and is not dismissed within one hundred twenty (120) days of the filing thereof, or (II) Borrower files or consents to the filing against Borrower of a petition, voluntary or involuntary, under applicable Insolvency Laws, or any partner, member or equivalent person of Borrower, or any person acting in concert with Borrower or any of the foregoing persons, files or joins in the filing against Borrower of an involuntary petition under applicable Insolvency Laws.

(c) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument or the Other Security Documents.

ARTICLE 15: AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Other Note, the Security Instrument and the Other Security Documents and that this Note, the Other Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (ii) general principles of equity.

ARTICLE 16: APPLICABLE LAW

This Note shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of California and applicable laws of the United States of America.

ARTICLE 17: SERVICE OF PROCESS

(a) Borrower will maintain a place of business or an agent for service of process in San Diego, California and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in San Diego, California then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

(b) Borrower initially designates John W. Chamberlain, with offices on the date hereof at 11455 El Camino Real, Suite 200, San Diego, California 92130, to receive for and on behalf of Borrower service of process with respect to this Note and the other Loan Documents.

ARTICLE 18: COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees for the services of such counsel whether or not suit be brought.

ARTICLE 19: NOTICES

All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the

U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 20: MISCELLANEOUS

Except as otherwise specified herein (or in the Other Note, the Security Instrument or the Other Security Documents), wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the reasonable determination of Lender applied in good faith. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Note must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender’s rights resulting therefrom. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately succeeding Business Day, provided, however, with respect to the balloon payment due hereunder on the Maturity Date, if the Maturity Date does not occur on a Business Day, the Maturity Date shall be deemed to occur on the immediately preceding Business Day.

ARTICLE 21: DEFINITIONS

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument and the Other Security Documents.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

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Name:
Title:

ADDENDUM TO NOTE

BY SIGNING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, BORROWER HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THIS NOTE PRIOR TO THE MATURITY DATE (EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY HEREIN) OR IN THE SECURITY INSTRUMENT, AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF THE PREPAYMENT PREMIUM FOR PREPAYMENT OF THIS NOTE UPON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS EXCEPT AS EXPRESSLY SET FORTH IN THE HEREIN OR IN THE SECURITY INSTRUMENT. FURTHER, BY SIGNING BELOW, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF BORROWER.

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IN WITNESS WHEREOF, Borrower has duly executed this Addendum to Note as of the day and year first above written.

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By:
Name:
Title: